SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-0569878
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices)
The Williams Companies, Inc. 2007 Employee Stock Purchase Plan
The Williams Companies, Inc. 2007 Incentive Plan
(Full Title of the Plans)
James J. Bender
The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172
(Name and address of agent for service)
(918) 573-2000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered (1)	Registered (2)	Per Share (3)	Offering Price (3)	Registration Fee
2007 Employee Stock Purchase Plan, common stock, par value $1.00 per share	2,000,000	$24.72 (4)	$49,440,000 (4)	$1,517.81
2007 Incentive Plan, common stock, par value $1.00 per share	19,000,000	$29.08	$552,520,000	$16,962.36
Total	21,000,000	$28.66	$601,960,000	$18,480.17

(1)	In addition to the number of shares of common stock of the Registrant set forth in the above table, this Registration Statement covers an indeterminate number of options and other rights to acquire common stock of the Registrant, to be granted pursuant to the employee benefit plans described herein.

(2)	Pursuant to Rule 416(a), this registration statement shall also cover any additional common stock of the Registrant that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices per share of Registrant’s common stock on May 9, 2007 as reported on the New York Stock Exchange.

(4)	The Williams Companies, Inc. 2007 Employee Stock Purchase Plan established a purchase price equal to 85% of the fair market value of the Registrant’s common stock, and, therefore, for registration purposes, the price for the shares of Registrant’s common stock under this plan is based on 85% of the high ($29.50) and low ($28.66) price per share of the Registrant’s common stock on May 9, 2007 as reported on the New York Stock Exchange.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securitiesel
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Form of Restricted Stock Unit Agreement
Form of Performance-Based Restricted Stock Unit Agreement
Form of Stock Option Agreement
Form of Non-Management Director Restricted Stock Unit Agreement
Opinion and Consent of James J. Bender, Esq.
Consent of Independent Registered Public Accounting Firm
Power of Attorney
Power of Attorney

INTRODUCTION
     This Registration Statement on Form S-8 is filed by The Williams Companies, Inc., a Delaware corporation (the “Registrant”), relating to 2,000,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), which may be issued to eligible employees in accordance with the terms of the Registrant’s 2007 Employee Stock Purchase Plan (the “2007 ESP Plan”) and relating to 19,000,000 shares of Common Stock, which may be issued to eligible employees in accordance with the terms of the Registrant’s 2007 Incentive Plan (the “2007 Incentive Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:
(1)	Registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2006, as filed with the SEC on February 28, 2007;

(2)	Registrant’s quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the quarter ended March 31, 2007, as filed with the SEC on May 3, 2007;

(3)	Registrant’s current reports on Form 8-K filed with the SEC since the end of the fiscal year covered by the annual report on Form 10-K referred to in (1) above;

(4)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (1) above.

(5)	The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form S-3 filed pursuant to the Exchange Act, as filed with the SEC on May 19, 2006, including any amendments or reports filed for the purpose of updating that description; and

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any document and any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
     The By-laws of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.
     Policies of insurance are maintained by the Registrant under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index.
Item 9. Undertakings.
     A The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 15th day of May, 2007.

THE WILLIAMS COMPANIES, INC.
By:	/s/ Brian K. Shore
Brian K. Shore
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and	May 15, 2007
Steven J. Malcolm	Chairman of the Board (Principal Executive Officer)

*	Senior Vice President and Chief	May 15, 2007
Donald R. Chappel	Financial Officer (Principal Financial Officer)

*	Controller	May 15, 2007
Ted T. Timmermans	(Principal Accounting Officer)

*	Director	May 15, 2007
Kathleen B. Cooper

*	Director	May 15, 2007
Irl F. Engelhardt

*	Director	May 15, 2007
William R. Granberry

*	Director	May 15, 2007
William E. Green

*	Director	May 15, 2007
Juanita H. Hinshaw

Signature	Title	Date

*	Director	May 15, 2007
W.R. Howell

*	Director	May 15, 2007
Charles M. Lillis

*	Director	May 15, 2007
George A. Lorch

*	Director	May 15, 2007
William G. Lowrie

*	Director	May 15, 2007
Frank T. MacInnis

* Janice D. Stoney	Director	May 15, 2007

*By:	/s/ Brian K. Shore
Brian K. Shore
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation, as supplemented (filed as Exhibit 3.1 to Form 10-K filed with the SEC on March 11, 2005)

4.2*	Restated Bylaws (filed as Exhibit 3.2 to Form 8-K filed with the SEC on January 31, 2007)

4.3*	The Williams Companies, Inc. 2007 Employee Stock Purchase Plan (filed as Appendix D to the Definitive Proxy Statement filed with the SEC on April 10, 2007)

4.4*	The Williams Companies, Inc. 2007 Incentive Plan (filed as Appendix C to the Definitive Proxy Statement filed with the SEC on April 10, 2007)

4.5*	Amended and Restated Rights Agreement dated September 21, 2004 by and between The Williams Companies, Inc. and EquiServe Trust Company, N.A., as Rights Agent (filed as Exhibit 4.1 to Form 8-K filed with the SEC on September 21, 2004)

4.6**	Form of Restricted Stock Unit Agreement

4.7**	Form of Performance-Based Restricted Stock Unit Agreement

4.8**	Form of Stock Option Agreement

4.9**	Form of Non-management Director Restricted Stock Unit Agreement

5.1**	Opinion and Consent of James J. Bender, Esq.

23.1**	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2**	Consent of James J. Bender, Esq. (contained in Exhibit 5.1)

24.1**	Power of Attorney (The Williams Companies, Inc. 2007 Employee Stock Purchase Plan)

24.2**	Power of Attorney (The Williams Companies, Inc. 2007 Incentive Plan)

*	Incorporated herein by reference.

**	Filed herewith.